UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 23, 2013

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K, filed June 3, 2013 (the “Original Filing”), in which the Registrant reported voting results for its Annual Meeting of Shareholders held on May 23, 2013 (the “2013 Annual Meeting”), including the voting results for both the Registrant’s non-binding shareholder advisory vote on the compensation of its named executive officers (the “Say on Pay Vote”) and the Registrant’s non-binding shareholder advisory vote regarding the frequency of future Say on Pay Votes (the “Frequency Vote”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2013, the Registrant reported in the Original Filing that a plurality of its shareholders entitled to vote at the 2013 Annual Meeting had voted to recommend, on a non-binding advisory basis, that the frequency for future Say on Pay Votes be every year.

On January 23, 2014, the Registrant’s Board of Directors determined that, based on the results of the Frequency Vote, the Registrant will hold future Say on Pay Votes on an annual basis until the next required Frequency Vote is conducted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2014	PSYCHEMEDICS CORPORATION

	By:	/s/ Neil L. Lerner,
Neil L. Lerner, Vice President - Finance